EXHIBIT 21

                          Subsidiaries of the Registrant

     The following are subsidiaries of the Registrant as of December 31, 1999 and the jurisdiction in which each is organized. Each of the subsidiaries conducts its business using the names indicated except as separately set forth herein. Certain subsidiaries are not listed. These omitted subsidiaries either individually or in the aggregate would not constitute a significant subsidiary.

                                                               State or
                                                               Country of
Subsidiary                                                     Organization
----------                                                     --------------
Subsidiary of the Registrant:
     CDI Corporation (a)                                       Pennsylvania

Subsidiaries of CDI Corporation:
     CDI-Anders Glaser Wills Limited (b)                       United Kingdom
     CDI Engineering Group, Inc.                               Delaware
     CDI Holdings (UK) Limited                                 United Kingdom
     CDI Marine Company                                        Florida
     CDI Telecommunications, Inc.                              Pennsylvania
     Center for Design Innovation S. de R.L. de C.V. (c)       Mexico
     CompData Services Corporation                             Delaware
     The M&T Company                                           Pennsylvania
     Management Recruiters International, Inc. (d)             Delaware
     Maplehill Corporation                                     Delaware
     Modern Engineering, Inc.                                  Michigan
     Todays Staffing, Inc. (e)                                 Pennsylvania
     1175748 Ontario Limited                                   Canada

Subsidiary of CDI-Anders Glaser Wills Limited:
     EuroElite Plc                                             United Kingdom

Subsidiary of CDI Engineering Group, Inc.:
     The Herzog-Hart Group, Inc.                               Delaware

Subsidiaries of The Herzog-Hart Group, Inc.:
     Herzog-Hart Corp.                                         Massachusetts
     Herzog-Hart Limited                                       United Kingdom

Subsidiary of CDI Holdings (UK) Limited:

     Harvard Associates Limited                                United Kingdom

Subsidiary of CDI Marine Company:
     Band Lavis & Associates, Inc.                             Delaware

Subsidiaries of Management Recruiters International, Inc.:
     Brownshill Corporation                                    Delaware
     InterExec, Inc. (f)                                       Ohio
     Management Recruiters of Cuernevaca, Inc.                 Ohio

Subsidiary of Brownshill Corporation:
     Brownshill Holdings Limited                               United Kingdom


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                                                               State or
                                                               Country of
Subsidiary                                                     Organization
----------                                                     --------------
Subsidiary of Brownshill Holdings Limited:
     The Humana International Group Limited                    United Kingdom

Subsidiary of Maplehill Corporation:
     Asset Computer Personnel Corporation                      Nova Scotia

Subsidiaries of Todays Staffing, Inc.:
     Todays Staffing, Ltd.                                     Canada
     Todays Legal Staffing, Inc.                               Pennsylvania

Subsidiary of 1175748 Ontario Limited:
     CDI Technical Services, Ltd. (g)                          Canada

(a) CDI Corporation also conducts its business using the trade names of CDI Technical Services, CDI Information Technology Services, CDI CAD Services, CDI Information Services, CDI Managed CADD Services and CDI Managed Staffing Services.

(b) CDI-Anders Glaser Wills Limited also conducts its business using the trade name of CDI Technical Services.

(c) Center for Design Innovation S. de R.L. de C.V. also conducts its business using the tradename of CDI.

(d) Management Recruiters  International,  Inc.
     also conducts its business using the trade names of Sales Consultants, Office Mates 5, CompuSearch and ConferView.

(e) Todays Staffing, Inc. also conducts its business using the trade names Todays Legal Staffing and Todays Office Staffing.

(f)  InterExec, Inc. also conducts its business using the trade name of DayStar.

(g) CDI Technical Services Ltd. also conducts its business using the trade name of CDI Information Services.


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